UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2018

Genesee & Wyoming Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 202-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.02 Results of Operations and Financial Condition.

On May 1, 2018, Genesee & Wyoming Inc. (the Company) issued a press release reporting financial results for the first quarter of 2018. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 2.02 and is incorporated into this Item 2.02 by reference.

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 1, 2018, the Company announced its commitment to a plan to restructure and further optimize its operations in the U.K. As further described under Item 8.01 below, this plan includes the rationalization of its locomotive and wagon fleet, including parking or returning leased equipment, which the Company estimates will result in approximately $29 million in charges.

ITEM 8.01 Other Events

On May 1, 2018, the Company announced that it had reorganized its U.K. business into a three service platforms: Rail (Intermodal and Heavy Haul), Road (former Freightliner and Pentalver road operations) and Terminals (former Freightliner and Pentalver terminals), with a single combined commercial organization responsible for selling all three services. It also announced a program to restructure and further optimize its operations in the U.K. The Company intends to complete the restructuring program in 2018 and early 2019. The program includes the rationalization of the locomotive and wagon fleet described above,  management restructuring, as well as consolidating operational and administrative support functions (following the U.K. consultative process), and technology investments to upgrade systems to enhance productivity and service quality.  Following completion, the program is expected to yield annual savings of approximately $18 million. Restructuring and related expense associated with the optimization are expected to be approximately $55 million (assuming an exchange rate of $1.40 for one British pound) comprised of the following (dollars in thousands), which include the Company's current estimate of the timing of the related charges, which is subject to change:

	Three Months Ended June 30, 2018	Six Months Ended December 31, 2018	Six Months Ended June 30, 2019	Estimated Restructuring and Related Costs	Estimated Annual Savings
Rationalization of locomotive and wagon fleet	$26,000	$3,000	$—	$29,000	$10,000
Management restructuring(a)	1,000	6,000	2,000	9,000	3,000
Productivity and automation investments	3,000	5,000	9,000	17,000	5,000
Total	$30,000	$14,000	$11,000	$55,000	$18,000

(a) Subject to requisite U.K. consultative process.

The expected timing of estimated annual savings is as follows (dollars in thousands):

	2018	2019	2020
Estimated annual savings	$5,000	$15,000	$18,000

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

Exhibit 99.1	Press release, dated May 1, 2018, announcing results for the first quarter of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date:	May 1, 2018	By:	/s/ Timothy J. Gallagher
		Name:	Timothy J. Gallagher
		Title:	Chief Financial Officer